Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the DARA Biosciences, Inc. 2008 Employee, Director and Consultant Stock Plan of DARA BioSciences, Inc. of our report dated February 17, 2012, with respect to the consolidated financial statements of DARA BioSciences, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Raleigh, North Carolina

March 28, 2013